Entergy
                                                    639 Loyola Avenue
                                                    New Orleans, LA  70113




                                                    Exhibit 99.2

Date:        January 31, 2002

For Release: Immediately

Contact:     Morgan Stewart (News Media)
             (504) 576-4238
             mstewa3@entergy.com

             Nancy Morovich (Investor Relations)
             (504) 576-5506
             (888) 925-8406 (pager)
             nmorovi@entergy.com


           Entergy Reports Record Earnings for the Year 2001


     New Orleans, La. - Entergy Corporation (NYSE:ETR) today announced that earnings for the year 2001 were $3.23 per share, or $726.2 million, compared with $2.97, or $679.3 million, in 2000. On an operational basis, 2001 earnings were $3.23 compared to $3.12 for the year 2000. Earnings for the year 2001 broke the record for annual earnings set by the company just one year ago.

     While fourth quarter 2001 earnings were down from the same period of 2000, primarily as a result of mild weather, Entergy's earnings marked the 15th consecutive quarter in which the company exceeded the consensus estimate of financial analysts. Entergy's fourth quarter 2001 consolidated earnings were 9 cents per share, compared with 19 cents per share in fourth quarter 2000.

     On an operational basis, Entergy's fourth quarter 2001 earnings were $39.8 million, or 18 cents per share, compared with $70.9 million, or 31 cents per share, in the year-earlier period. Extremely cold weather in fourth quarter 2000 accounted for 14 cents of the earnings per share for that period. When results for both periods are adjusted for changes in weather, fourth quarter 2001 results were 18 percent higher than one year ago. The
18 percent increase in weather-adjusted operational earnings was driven by solid results at the utility, as well as the non-utility nuclear business, Entergy Nuclear, which is not subject to state and local regulation.

     "Difficult economic conditions, weak commodity prices and some of the mildest weather in over 100 years did not deter us from achieving outstanding results in 2001," said J. Wayne Leonard, Entergy's chief executive officer. "We continue to create value for all of our stakeholders through our conservative integrated strategy combined with operational excellence and financial strength."

     Leonard highlighted achievements in each of the company's three businesses:

    - "The utility delivered solid earnings without help from the weather by achieving operating efficiencies, while continuing to improve on measures of safety, reliability and customer service.

    - The nuclear business continued to grow, with the acquisition of Indian Point 2 and an agreement to acquire Vermont Yankee. We completed scheduled refueling outages at several units in record time.

    - The Energy Commodity Services business, which includes Entergy-Koch and Entergy Wholesale Operations, delivered good results in both the trading and pipeline operations even though forces in the market pressured prices and margins."

                                Utility Operations

     In fourth quarter 2001, utility earnings on an operational basis were $44.5 million, or 20 cents per share, equal to the 20 cents per share earned in the same period of 2000. Mild weather in the fourth quarter of 2001 had a minimal impact on earnings, compared with much colder-than-normal weather for the same period of 2000, which accounted for 14 cents of that quarter's 20 cents in earnings.

     Mild weather in the fourth quarter 2001, combined with the continued slowdown in the economy, reduced usage across most retail customer segments from year-earlier levels. Residential sales declined by 11 percent, commercial sales by 1 percent, and industrial sales by 4 percent (after adjusting for the effect of reclassifying certain industrial customers from retail to wholesale). The impact of reduced sales and net revenues was partially offset by lower expenses in 2001. Operation and maintenance expenses per megawatt-hour generated were down 5 percent for the quarter.

     For the year 2001, the utility earned $2.46 per share on an operational basis, compared with $2.65 in 2000. The higher earnings in 2000 were due to extreme weather. On a weather-adjusted basis, 2001 earnings improved by 6 percent over 2000 results.

     The utility continued to improve reliability and customer service, as evidenced by a reduction of 53 percent in the number of reliability complaints to regulators in fourth quarter 2001 compared with the year-earlier period. Twelve-month-ended measures of average outage frequency and average outage duration decreased by 5 percent and 6 percent, respectively. These improvements were achieved with continued increases in safety, as indicated by a continued reduction in lost-time accidents for the year.

                  Competitive Non-Regulated Businesses

     Entergy's competitive businesses contributed operational earnings of $31.5 million, or 15 cents per share, an increase of 25 percent from 12 cents per share in fourth quarter 2000. On an as-reported basis, the competitive businesses earned 9 cents per share in fourth quarter 2001, compared to 12 cents a year earlier. Fourth quarter 2001 results include several special items which reduced income by 6 cents. These special items reflect charges taken for the anticipated loss in connection with the planned sale of Latin American assets and severance and restructuring costs incurred at Entergy Wholesale Operations. Partially offsetting these charges was a gain associated with recording the cumulative effect of applying mark to marketing accounting to the Damhead Creek gas contract and a true-up to the gain previously recognized on the sale of the Saltend project.

     For the year 2001, the competitive businesses had operational income of $212.4 million, or 95 cents per share, compared to $90.8 million, or 40 cents per share in 2000. The increase in earnings is due primarily to the growth in the non-utility nuclear business combined with very solid performance from Entergy-Koch L.P.

    Entergy Nuclear earned $28.9 million, or 13 cents per share, compared to $19.1 million, or 9 cents per share, in fourth quarter 2000. The increase was due primarily to increased revenue resulting from the contribution for the full quarter in 2001 of the Indian Point 2 and Indian Point 3 nuclear units in Buchanan, N.Y., and FitzPatrick nuclear unit in Lycoming, N.Y. Entergy Nuclear's average capacity factor was 95.4 percent for fourth quarter 2001, a slight improvement over the already excellent performance achieved in fourth quarter 2000. Its net capacity in operation increased by 39 percent over one year ago, and it generated 139 percent more power during fourth quarter 2001 than in the comparable period of 2000.

     For the full year, Entergy Nuclear had operational earnings of $127.9 million, or 57 cents, compared to $49.2 million, or 22 cents for the year 2000. The 159 percent increase in earnings is due to a full year of operations at Indian Point 3 and FitzPatrick and the contribution of Indian Point 2 since its acquisition in September 2001.

     Energy Commodity Services, the combined reporting of Entergy-Koch L.P. and Entergy Wholesale Operations, contributed operational earnings of $2.5 million, or 2 cents per share, compared with $6.2 million, or 3 cents per share, in fourth quarter 2000. On an as-reported basis, Energy Commodity Services recorded a loss of $9.8 million, or 4 cents per share, in fourth quarter 2001, compared to income of $6.2 million, or 3 cents per share, in the same period last year. Entergy Wholesale Operations recorded the special item of 6 cents per share, as explained above.

     Entergy-Koch Trading contributed operational earnings through both its power and gas trading during fourth quarter in spite of the negative effects of reduced market volatility and very mild weather. The Gulf South pipeline realized lower earnings in fourth quarter 2001 due primarily to a 3 percent decrease in pipeline throughput and lower levels of gas storage activity associated with milder-than-normal temperatures. As of the end of fourth quarter 2001, Entergy Wholesale Operations had 2,410 net megawatts of generating capacity in operation, an increase of 99 percent for the year.

     For the full year, Energy Commodity Services earned $84.5 million, or 38 cents per share, in operational earnings, compared to $41.6 million, or 18 cents per share, in 2000. The growth in earnings year over year primarily resulted from the strong performance of the trading and gas pipeline businesses of Entergy-Koch L.P., which began operations in February 2001.

                             Parent & Other

     Parent & Other had a loss of 20 cents in fourth quarter 2001, compared with a loss of 13 cents in fourth quarter 2000. The increased loss in fourth quarter 2001 was due primarily to higher income tax benefits being allocated from Parent to Entergy subsidiaries for the 2001 period. These tax benefits are allocated in accordance with Entergy's consolidated tax allocation agreement, which is required of all public utility holding companies pursuant to Securities and Exchange Commission regulation. Also, higher levels of interest expense negatively impacted Parent & Other results in 2001 compared to 2000. Fourth quarter 2001 results included an adjustment that increased the Parent's loss by 3 cents per share, treated as a special item, for the write-off of costs associated with the e-commerce investment MyHomeKey.

     For the full year, Parent & Other had an operational loss of $39.3 million, or 18 cents per share, in 2001, compared with income of $16.2 million, or 7 cents per share, in 2000. Results in 2001 reflect the impact of significantly higher tax benefits allocated from the Parent to other Entergy subsidiaries. This combined with lower cash balances and the resulting decrease in interest income, as well as higher interest expense, unfavorably impacted the Parent's results in 2001.

                                Outlook

     "The year 2001 reflected a steady growth in the financial results across our businesses," said C. John Wilder, Entergy's chief financial officer. "Excellent results were achieved during a difficult year for the energy markets and the overall economy. Based on the fundamental strength of our company we are raising our 2002 guidance to $3.40 to $3.60, exclusive of the impact of weather."

     Entergy Corporation, with annual revenues of nearly $10 billion, is a major global energy company engaged in power production, distribution operations, and related diversified services, with more than 14,000 employees. Entergy owns, manages, or invests in power plants generating more than 30,000 megawatts of electricity domestically and internationally, and delivers electricity to about 2.6 million customers in portions of Arkansas, Louisiana, Mississippi, and Texas. Through Entergy-Koch, L.P., it is also a leading provider of wholesale energy marketing and trading services.

                                    -30-

                Entergy's online address is www.entergy.com

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. and their affiliated companies may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, the onset of competition, including the ability to recover net regulatory assets and other potential stranded costs, the effects of recent developments in the California electricity market on the utility industry nationally, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, and other factors.

                          ENTERGY CORPORATION
                         Earnings at a glance





   Fourth Quarter                2001          2000           %

   Operating Revenues         $1,885.31      $2,634.33    (28.4)
   As Reported Earnings       $   20.65      $   43.31    (52.3)
   As Reported Earnings per
    diluted share*            $    0.09      $    0.19    (52.6)
   Operational Earnings per
    diluted share             $    0.18      $    0.31    (41.9)

   *Includes Special Items (EPS):
     EWO severance costs                        $ (0.02)       $    -
     Damhead Creek  gas contract                   0.10             -
     Gain (loss) on disposition of assets - net   (0.17)        (0.12)
                                                -------        ------
       Total                                    ($ 0.09)       $(0.12)
                                                =======        ======




   Year to Date                  2001           2000           %

   Operating Revenues         $9,620.90       $10,022.13      (4.0)
   As Reported Earnings       $  726.20       $   679.29       6.9
   As Reported Earnings per
    diluted share*            $    3.23       $     2.97       8.8
   Operational Earnings per
    diluted share             $    3.23       $     3.12       3.5


   *Includes Special Items (EPS):
     Merger  expenses                            $(0.06)        $    -
     EWO severance costs                          (0.02)             -
     Damhead Creek  gas contract                   0.10              -
     Gain (loss) on disposition of assets - net   (0.02)         (0.06)
     Regulatory & reserve adjustments                 -          (0.09)
                                                 ------         ------
       Total                                       $  -         $(0.15)
                                                 ======         ======

Note - dollars in millions except per share amounts, which are actual.


                              Entergy Corporation
                         Consolidated Income Statement
                        Three Months Ended December 31
                                (in thousands)

                                                                     2001        2000      % Inc/(Dec)
                                                                         (unaudited)
Operating Revenues:
     Domestic electric                                            $1,395,107  $1,817,029     (23.2)
     Natural gas                                                      26,758      69,765     (61.6)
     Competitive businesses                                          463,442     747,538     (38.0)
                                                                  ----------  ----------
                      Total                                        1,885,307   2,634,332     (28.4)
                                                                  ----------  ----------

Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                              604,745     888,864     (32.0)
         Purchased power                                             132,597     632,672     (79.0)
         Nuclear refueling outage expenses                            24,578      16,887      45.5
         Other operation and maintenance                             694,835     611,801      13.6
     Decommissioning                                                   7,938      10,873     (27.0)
     Taxes other than income taxes                                   104,132     103,997       0.1
     Depreciation and amortization                                   206,933     200,136       3.4
     Other regulatory charges (credits) - net                        (16,018)    (23,630)    (32.2)
     Amortization of rate deferrals                                    1,402       4,616     (69.6)
                                                                  ----------  ----------
                      Total                                        1,761,142   2,446,216     (28.0)
                                                                  ----------  ----------

Operating Income                                                     124,165     188,116     (34.0)
                                                                  ----------  ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                                  6,950       7,124      (2.4)
     Gain (loss) on sales of assets - net                              2,966         744     298.7
     Interest and dividend income                                     35,511      44,424     (20.1)
     Equity in earnings of unconsolidated equity affiliates           18,238         983   1,755.3
     Miscellaneous - net                                             (17,151)    (10,801)     58.8
                                                                  ----------  ----------
                      Total                                           46,514      42,474       9.5
                                                                  ----------  ----------

Interest and Other Charges:
     Interest on long-term debt                                      158,547     123,487      28.4
     Other interest - net                                             13,887      19,408     (28.4)
     Dividends on preferred securities of subsidiaries                 4,709       4,709        -
     Allowance for borrowed funds used during
         construction                                                 (5,701)     (5,361)      6.3
                                                                  ----------  ----------
                      Total                                          171,442     142,243      20.5
                                                                  ----------  ----------

Income Before Income Taxes                                              (763)     88,347    (100.9)

Income Taxes                                                          (3,880)     38,304    (110.1)
                                                                  ----------  ----------

Income Before Cumulative Effect of an Accounting Change                3,117      50,043     (93.8)

Cumulative Effect of an Accounting Change (net of income taxes)       23,482           -        -
                                                                  ----------  ----------

Consolidated Net Income                                               26,599      50,043     (46.8)

Preferred dividend requirements of subsidiaries and other              5,948       6,735     (11.7)
                                                                  ----------  ----------

Earnings Applicable to Common Stock                                  $20,651     $43,308     (52.3)
                                                                  ==========  ==========
Earnings Per Average Common Share:
     Basic                                                             $0.09       $0.20     (55.0)
     Diluted                                                           $0.09       $0.19     (52.6)
Average Number of Common Shares Outstanding:
     Basic                                                       221,050,278 219,582,366
     Diluted                                                     224,583,984 223,919,460


                           Entergy Corporation
                      Consolidated Income Statement
                     Twelve Months Ended December 31
                              (in thousands)

                                                                      2001        2000      % Inc/(Dec)
                                                                         (unaudited)
Operating Revenues:
     Domestic electric                                             $7,244,827  $7,219,686      0.3
     Natural gas                                                      185,902     165,872     12.1
     Competitive businesses                                         2,190,170   2,636,571    (16.8)
                                                                   ----------  ----------
                      Total                                         9,620,899  10,022,129     (4.0)
                                                                   ----------  ----------

Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                             3,681,677   2,645,835     39.1
         Purchased power                                            1,021,432   2,662,881    (61.6)
         Nuclear refueling outage expenses                             89,145      70,511     26.4
         Other operation and maintenance                            2,151,742   1,943,814     10.7
     Decommissioning                                                    3,189      39,484    (91.9)
     Taxes other than income taxes                                    399,849     370,344      8.0
     Depreciation and amortization                                    721,033     746,125     (3.4)
     Other regulatory charges (credits) - net                         (37,093)      3,681 (1,107.7)
     Amortization of rate deferrals                                    16,583      30,392    (45.4)
                                                                   ----------  ----------
                      Total                                         8,047,557   8,513,067     (5.5)
                                                                   ----------  ----------

Operating Income                                                    1,573,342   1,509,062      4.3
                                                                   ----------  ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                                  26,209      32,022    (18.2)
     Gain (loss) on sales of assets - net                               5,226       2,340    123.3
     Interest and dividend income                                     159,805     163,050     (2.0)
     Equity in earnings of unconsolidated equity affiliates           180,956      13,715  1,219.4
     Miscellaneous - net                                              (10,343)     27,077   (138.2)
                                                                   ----------  ----------
                      Total                                           349,353     238,204     46.7
                                                                   ----------  ----------

Interest and Other Charges:
     Interest on long-term debt                                       544,920     477,071     14.2
     Other interest - net                                             197,638      85,635    130.8
     Dividends on preferred securities of subsidiaries                 18,838      18,838       -
     Allowance for borrowed funds used during
         construction                                                 (21,419)    (24,114)   (11.2)
                                                                   ----------  ----------
                      Total                                           739,977     557,430     32.7
                                                                   ----------  ----------

Income Before Income Taxes                                          1,182,718   1,189,836     (0.6)

Income Taxes                                                          455,693     478,921     (4.9)
                                                                   ----------  ----------

Income Before Cumulative Effect of an Accounting Change               727,025     710,915      2.3

Cumulative Effect of an Accounting Change (net of income taxes)       23,482           -        -
                                                                   ----------  ----------

Consolidated Net Income                                               750,507     710,915      5.6

Preferred dividend requirements of subsidiaries and other              24,311      31,621    (23.1)
                                                                   ----------  ----------

Earnings Applicable to Common Stock                                  $726,196    $679,294      6.9
                                                                   ==========  ==========
Earnings Per Average Common Share:
     Basic                                                              $3.29       $3.00      9.7
     Diluted                                                            $3.23       $2.97      8.8
Average Number of Common Shares Outstanding:
     Basic                                                        220,944,270 226,580,449
     Diluted                                                      224,733,662 228,541,307



                           Entergy Corporation
                          U.S. Utility Electric
                         Energy Sales & Customers

                         Three Months Ended December

                                          2001         2000        %
                                          (Millions of kwh)
Electric Energy Sales:
Residential                               6,309        7,055    (10.6)
Commercial                                5,873        5,920     (0.8)
Governmental                                626          639     (2.0)
Industrial                               10,098       11,070     (8.8)
                                        -------      -------
    Total to Ultimate Customers          22,906       24,684     (7.2)
Wholesale                                 1,892        2,913    (35.0)
                                        -------      -------
    Total Sales                          24,798       27,597    (10.1)
                                        =======      =======

                         Twelve Months Ended December

                                          2001          2000         %
                                            (Millions of kwh)
Electric Energy Sales:
Residential                                31,080       31,998     (2.9)
Commercial                                 24,706       24,657      0.2
Governmental                                2,593        2,605     (0.4)
Industrial                                 41,577       43,956     (5.4)
                                         --------     --------
    Total to Ultimate Customers            99,956      103,216     (3.2)
Wholesale                                   8,896        9,794     (9.2)
                                         --------     --------
    Total Sales                           108,852      113,010     (3.7)
                                         ========     ========


                                   December

                                           2001        2000          %
Electric Customers  (Year to date average):
Residential                              2,218,410    2,205,539      0.6
Commercial                                 296,534      289,427      2.5
Governmental                                14,681       14,350      2.3
Industrial                                  41,125       42,016     (2.1)
                                        ----------   ----------
    Total to Ultimate Customers          2,570,750    2,551,332      0.8
Wholesale                                       39           37      5.4
                                        ----------   ----------
    Total Customers                      2,570,789    2,551,369      0.8
                                        ==========   ==========